UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 27, 2008

Odyne Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	333-130768	13-4050047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

89 Cabot Court, Suite L, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 750-1010

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ODYNE CORPORATION

March 27, 2008

Item 1.01 Entry into a Material Definitive Agreement

On March 27, 2008, Odyne Corporation entered into a Securities Purchase Agreement (the “Purchase Agreement”) with The Quercus Trust and Spinel Finance LLC (the “Purchasers”) for the private placement (the “Private Placement”) of a total of 11,666,666 shares (the “Shares”) of Odyne’s common stock, par value $.001 per share (the “Common Stock”), at a price of $.60 per share, and five-year warrants to purchase up to a total of 11,666,666 shares of Common Stock, at an exercise price of $.72 per share, resulting in aggregate gross cash proceeds to Odyne of $7,000,000 and approximate net cash proceeds to Odyne of $6,370,000. The transaction closed simultaneously with the execution of the Purchase Agreement on March 27, 2008.

vFinance Investments, Inc., the exclusive placement agent in the Private Placement, received a cash fee equal to 9% of the aggregate gross proceeds of the Private Placement and a warrant to purchase such number of shares of Common Stock equal to 9% of the aggregate Shares sold in the Private Placement, and will receive a warrant exercise fee in the amount of 2% of the exercise price of the warrants paid by the Purchasers.

Pursuant to the terms of a Registration Rights Agreement with the Purchasers, the Company has agreed to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission no later than 150 calendar days following March 27, 2008 (the closing date of the Private Placement), covering the resale of the Shares and Warrant Shares, and to use all reasonable best efforts to cause the Registration Statement to be declared effective within 240 calendar days after the closing date, and to remain continuously effective for three years after the closing date. The Purchase Agreement also contains representations and warranties by the Company and each Purchaser typical of transactions of this type, as well as the right of the Purchasers to participate in up to 100% of any subsequent financing by the Company for one year after the closing date.

The form of each of the Warrant, Purchase Agreement and Registration Rights Agreement is filed herewith as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, and is incorporated in its entirety herein by this reference. The Company’s press release announcing the completion of the Private Placement is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 3.02. The sales and issuances of the securities under the Purchase Agreement to the Purchasers were determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. Each of the Purchasers represented that they were “accredited investors,” as that term is defined in Regulation D, and that they were acquiring such securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

4.1	Form of Warrant to Purchase Common Stock, dated March 27, 2008, of Odyne Corporation issued to The Quercus Trust and Spinel Finace LLC.

10.1	Securities Purchase Agreement, dated as of March 27, 2008, between Odyne Corporation and The Quercus Trust and Spinel Finance LLC.

10.2	Registration Rights Agreement, dated March 27, 2008, between Odyne Corporation and The Quercus Trust and Spinel Finance LLC.

99.1	Press release issued by Odyne Corporation on March 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYNE CORPORATION

Date: March 28, 2008	By:	Alan Tannenbaum
Alan Tannenbaum Chief Executive Officer